Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-198003) pertaining to the AOL Inc. 2010 Stock Incentive Plan

(2)	Registration Statement (Form S-8 No. 333-194036) pertaining to the Project Rover, Inc. 2009 Equity Incentive Plan and the Adap.tv, Inc. 2007 Stock Incentive Plan

(3)	Registration Statement (Form S-8 No. 333-191043) pertaining to the Adap.tv, Inc. 2007 Stock Incentive Plan

(4)	Registration Statement (Form S-3 No. 333-191041) pertaining to the Prospectus of AOL Inc. for the registration of 2,427,397 shares of its common stock

(5)	Registration Statement (Form S-8 No. 333-185602) pertaining to the Amended and Restated AOL Inc. 2010 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-183358) pertaining to the AOL Inc. 2010 Stock Incentive Plan and the 2012 Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-172633) pertaining to the TheHuffingtonPost.com, Inc. Long-Term Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-167032) pertaining to the Amended and Restated AOL Inc. 2010 Stock Incentive Plan, and

(9)	Registration Statement (Form S-8 No. 333-163603) pertaining to the AOL Inc. 2010 Stock Incentive Plan;
of our reports dated February 27, 2015, with respect to the consolidated financial statements of AOL Inc. and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of AOL Inc. for the year ended December 31, 2014.
/s/ Ernst & Young LLP
New York, New York
February 27, 2015